UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

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Item 1.01  Entry into a Material Definitive Agreement.

On January 6, 2020, aTyr Pharma, Inc. (the “Company”) announced a collaboration with Kyorin Pharmaceutical Co., Ltd. (“Kyorin”) for the development and commercialization of the Company’s lead clinical candidate, ATYR1923, for interstitial lung diseases (“ILDs”) in Japan.

Pursuant to the terms of a collaboration and license agreement, dated January 6, 2020, entered between the Company and Kyorin (the “Collaboration Agreement”), Kyorin will receive the exclusive right to develop and commercialize ATYR1923 in Japan for ILDs and will be responsible for funding associated costs for research, development, regulatory, marketing and commercialization activities in Japan.  The Company will be responsible for supplying all drug product for Japan, as well as supporting development activities as the global development leader for ATYR1923.  The Company will receive an $8 million upfront payment and is eligible to receive up to an additional $167 million in the aggregate upon achievement of certain development, regulatory and sales milestones, as well as tiered royalties ranging from the mid-single digits to mid-teens on net sales in Japan.  The royalty obligations continue on a product-by-product basis until the earlier of the last to expire of the applicable licensed patents, the entry of a generic product in Japan, the expiration of any regulatory exclusivity period and ten years after the first commercial sale of the product in Japan.

Unless earlier terminated, the term of the Collaboration Agreement continues until the expiration of the royalty obligations.  Following the first anniversary of the effective date of the Collaboration Agreement, Kyorin has the right to terminate the agreement for any reason upon 90 days advance written notice to the Company.  Either party may terminate the Collaboration Agreement in the event that the other party breaches the agreement and fails to cure the breach, becomes insolvent or challenges certain of the intellectual property rights licensed under the agreement.

The foregoing is a summary description of certain terms of the Collaboration Agreement and, by its nature, is incomplete.  The description is qualified by reference to the Collaboration Agreement, which the Company will file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2019.

A press release announcing collaboration is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of aTyr Pharma, Inc. dated January 6, 2020.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: January 6, 2020

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